CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated September 21, 2010, for RiverPark Funds Trust, comprised of RiverPark Large Growth Fund, RiverPark/Wedgewood Fund, RiverPark Small Cap Growth Fund, RiverPark Short Term High Yield Fund, and RiverPark/Gravity Long-Biased Fund and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 2 under the Securities Act of 1933 and Pre-Effective Amendment No. 2 under the Investment Company Act of 1940 to RiverPark Funds Trust Registration Statement on Form N-1A.

COHEN FUND AUDIT SERVICES, LTD.
Westlake, Ohio
September 21, 2010